Exhibit 10.2
PENELOPE HOLDINGS CORP.
2020 OMNIBUS EQUITY INCENTIVE PLAN
Amended and Restated Nonqualified Stock Option Award Agreement
THIS AGREEMENT (this “Award Agreement”), originally made effective as of May 2, 2020 (the “Grant Date”), by and between Penelope Holdings Corp., a Delaware corporation (“Holdings Corp.”) , and Tiffany Walden (the “Participant”) is amended and restated effective as of December 31, 2022 (the “Effective Date”) by and between Olaplex Holdings, Inc. (the successor to Holdings Corp. with respect to the Options (as defined below), with all references herein to the Company meaning Olaplex Holdings, Inc.) and the Participant. Capitalized terms used but not otherwise defined herein shall have the meanings so indicated in the Penelope Holdings Corp. 2020 Omnibus Equity Incentive Plan (as assumed by Olaplex Holdings, Inc., the “Plan”).
R E C I T A L S:
WHEREAS, the Compensation Committee of Penelope Group Holdings GP, LLC (the “Penelope Compensation Committee”) determined that it would be in the best interests of Holdings Corp. and its stockholders to grant the option provided for herein to the Participant pursuant to the Plan and the terms set forth herein;
WHEREAS, on September 27, 2021 the board of directors of Holdings Corp. and the Penelope Compensation Committee took certain actions with respect to each outstanding option to purchase common stock of Holdings Corp. as part of a reorganization (the “Reorganization”) in advance of the Company’s initial public offering (“Initial Public Offering”) in which all of equityholders of Penelope Group Holdings, L.P., the indirect parent of Holdings Corp., exchanged their partnership interests for shares of common stock, par value $0.001 per share, of Olaplex Holdings, Inc., which became the indirect parent of Holdings Corp., including converting each outstanding option to purchase shares of common stock of Holding Corp. into a number of options to purchase shares of common stock of Olaplex Holdings, Inc. and adjusting the exercise price of the resulting Olaplex Holdings, Inc. options to preserve the options’ spread value, and converting the portion of each option subject to performance-based vesting into options that would vest based on the optionholder’s continued service following the Initial Public Offering; and
WHEREAS, the parties now desire to amend and restate this Award Agreement to provide for continued vesting following the Participant’s termination of employment from the Company and Olaplex, Inc. based solely on the Participant’s continued compliance with the Restrictive Covenant Agreement attached hereto as Exhibit A.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.Grant of the Option. On the Grant Date, the Participant was granted the right and option to purchase, on the terms and conditions set forth in the Plan and this Award Agreement, 14,298 shares of common stock of Holdings Corp. (the “Award”), subject to adjustment as set forth in the Plan. In connection with the Initial Public Offering, the Award was converted into 9,651,093 options (the “Options”) to purchase shares of common stock of Olaplex Holdings, Inc. (each, a “Share”). As of the Effective Date, 3,912,461 of the Options are vested and exercisable (the “Vested Options”) and 5,738,632 of the Options are unvested and not exercisable (the “Unvested Options”). You acknowledge and agree that, as of the Effective Date, you will forfeit 2,273,425 of the Unvested Options and, subject to the terms of this Agreement, you will retain 3,465,207 of the Unvested Options (such retained portion, the “Retained Options”). The Options are intended to be Nonqualified Stock Options.
2.Option Price. In connection with the Initial Public Offering, the exercise price of the Options was adjusted to $0.76 per Share (the “Option Price”), subject to adjustment as set forth in the Plan.
3.Vesting of the Retained Options. The Retained Options will vest and become exercisable, subject to the Participant’s continued compliance with the Restrictive Covenants (as defined below) through the applicable vesting date, as follows:
a.595,890 of the Retained Options will vest on January 8, 2023;
b.689,796 of the Retained Options will vest on October 4, 2023;
c.297,945 of the Retained Options will vest on January 8, 2024;
d.689,796 of the Retained Options will vest on October 4, 2024;
e.297,945 of the Retained Options will vest on January 8, 2025;
f.297,945 of the Retained Options will vest on January 8, 2026;
g.297,945 of the Retained Options will vest on January 8, 2027; and

h.297,945 of the Retained Options will vest on January 8, 2028.
For the avoidance of doubt, the Participant shall have no right to continue to vest in the Retained Options based on any Service, whether as an employee or independent contractor, following the Effective Date.
4.Forfeiture.
a.Breach of Restrictive Covenants. In the event that the Participant breaches any provision of the Restrictive Covenants Agreement attached as Exhibit A hereto (any such provision, a “Restrictive Covenant”), as reasonably determined by the Board of Directors of the Company, in its discretion or in the event that all or any part or application or subsection of any Restrictive Covenant is held or found to be invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction in an action between the Participant and the Company or any of its Affiliates,
i.The Retained Options (including for the avoidance of doubt, any Retained Options that vest and become exercisable following the Effective Date) shall automatically be cancelled and forfeited without consideration therefor;
ii.Any Shares received upon the exercise of any of the Retained Options (including for the avoidance of doubt, any Retained Options that vest and become exercisable following the Effective Date) that are held by the Participant (or her transferees) at the time of such breach shall automatically be cancelled and forfeited without consideration therefor; and
iii.The Participant shall be required to disgorge to the Company any proceeds received in connection with the sale of any Shares received upon the exercise of any of the Retained Options (including for the avoidance of doubt, any Retained Options that vest and become exercisable following the Effective Date).
5.Period of Exercise. Subject to the provisions of the Plan and this Award Agreement, including without limitation Section 4 above, the Participant may exercise (a) all or any part of the Vested Options at any time prior to the date that is 90 days following the Effective Date and (b) all or any part of the Retained Options that vest following the Effective Date at any time prior to the earlier to occur of:
a.the tenth anniversary of the Grant Date; and
b.the date that is 90 days following the date that such Retained Options became vested and exercisable hereunder.
6.Exercise Procedures.
a.Notice of Exercise. Subject to Section 5 hereof, the Vested Options may be exercised by delivering to the Company at its principal office written notice of intent to so exercise in the form attached hereto as Exhibit B (such notice, a “Notice of Exercise”). Such Notice of Exercise shall be accompanied by payment in full of the aggregate Option Price for the Shares to be acquired upon exercise. In the event the Option is being exercised by the Participant’s representative, the Notice of Exercise shall be accompanied by proof (satisfactory to the Compensation Committee of the Board of Directors of the Company (the “Committee”)) of the representative’s right to exercise the Option. The aggregate Option Price for the Shares to be exercised may be paid (i) in cash or its equivalent (e.g., by cashier’s check), (ii) to the extent permitted by the Committee, in Shares (whether or not previously owned by the Participant) in Shares (whether or not previously owned by the Participant) having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (iii) partly in cash or its equivalent and, to the extent permitted by the Committee, partly in such Shares (as described in (ii) above), (iv) in connection with a Change of Control, or as may otherwise be permitted by the Committee, by reducing the number of Shares otherwise deliverable upon the exercise of the Option by the number of Shares having a Fair Market Value equal to the Option Price, net of withholding, or (v) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. The Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of the Plan.
b.Rights of Participant; Method of Exercise. Neither the Participant nor the Participant’s representative shall have any rights to dividends, voting rights or other rights of a stockholder with respect to Shares subject to the Option until (i) the Participant has given a Notice of Exercise of the Option and paid in full for such Shares, (ii) such

Shares have been issued, and (iii) if applicable, the Participant has satisfied any other conditions imposed by the Committee pursuant to the Plan. In the event of the Participant’s death, the Vested Options shall be exercisable by the executor or administrator of the Participant’s estate or the person or persons to whom the Participant’s rights under this Award Agreement shall pass by will or by the laws of descent and distribution, as the case may be. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions of this Award Agreement and the Plan.
7.No Right to Continued Service. The granting of the Option shall impose no obligation on the Company or any Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the Service of the Participant.
8.Withholding. The Company shall have the power and the right to deduct or withhold automatically from any payment or Shares deliverable under this Award Agreement, or require the Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Award Agreement.
9.Transferability. Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer or assign the Option except in the event of death and in accordance with Section 13.5 of the Plan.
10.Adjustment of Option. Adjustments to the Option (or any Shares underlying the Option) shall be made in accordance with the terms of the Plan
11.Option Subject to Plan. By entering into this Award Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option and any Shares received upon exercise are subject to the terms and conditions of the Plan. In the event of a conflict between any term hereof and a term of the Plan, the applicable term of this Award Agreement shall govern and prevail.
12.Choice of Law. This Award Agreement, and all claims or causes of action or other matters that may be based upon, arise out of or relate to this Award Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict- or choice-of-law rule or principle that might otherwise refer construction or interpretation thereof to the substantive laws of another jurisdiction.
13.Consent to Jurisdiction. The Company and the Participant, by his or her execution hereof, (a) hereby irrevocably submit to the exclusive jurisdiction of a court of competent jurisdiction in Clark County, Nevada for the purposes of any claim or action arising out of or based upon this Award Agreement or relating to the subject matter hereof, (b) hereby waive, to the extent not prohibited by applicable law, and agree not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that it, he or she is not subject personally to the jurisdiction of the above-named courts, that its, his or her property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named court is improper or that this Award Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agree not to commence any claim or action arising out of or based upon this Award Agreement or relating to the subject matter hereof other than before the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise; provided, however, that the Company and the Participant may seek to enforce a judgment issued by the above-named courts in any proper jurisdiction. The Company and the Participant hereby consent to service of process in any such proceeding, and agree that service of process by registered or certified mail, return receipt requested, at its, his or her address specified pursuant to Section 16 is reasonably calculated to give actual notice.
14.WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT HE, SHE OR IT SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AWARD AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY HERETO THAT THIS SECTION 14 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND SHALL RELY IN ENTERING INTO THIS AWARD AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 14 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

15.Securities Law Compliance. Shares shall not be issued pursuant to this Award Agreement unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares, and accordingly any certificates for Shares may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company deems it necessary to ensure that the issuance of Shares under this Award Agreement is not required to be registered under any applicable securities laws, the Participant shall deliver to the Company an agreement containing such representations, warranties and covenants as the Company may require.
16.Notices. Any notice or other communication provided for herein or given hereunder to a party hereto must be in writing, and shall be deemed to have been given (a) when personally delivered or delivered by facsimile transmission with confirmation of delivery, (b) one business day after deposit with Federal Express or similar overnight courier service, or (c) three business days after being mailed by first class mail, return receipt requested. A notice shall be addressed to the Company at its principal executive office, attention Chief Executive Officer, and to the Participant at the address that he or she most recently provided to the Company.
17.Entire Agreement. This Award Agreement (including the Restrictive Covenants Agreement attached as Exhibit A hereto, and any other schedules or exhibits hereto) and the Plan constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, whether oral or written and whether express or implied, and whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof; provided, that the Participant shall continue to be bound by any other confidentiality, non-competition, non-solicitation and other similar restrictive covenants contained in any other agreements between the Participant and the Company, its Affiliates and their respective predecessors to which the Participant is bound. In the event of any inconsistency between any restrictive covenants contained herein and any restrictive covenants contained in such other agreements in effect on the Grant Date, that obligation which is most restrictive upon the Participant shall control.
18.Amendment; Waiver. No amendment or modification of any term of this Award Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, and made in accordance with the terms of the Plan. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.
19.Successors and Assigns; No Third-Party Beneficiaries. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant and the Participant’s heirs, successors, legal representatives and permitted assigns. Nothing in this Award Agreement, express or implied, is intended to confer on any person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Award Agreement.
20.Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
21.No Guarantees Regarding Tax Treatment. The Participant (or his or her beneficiaries) shall be responsible for all taxes with respect to the Option. The Committee and the Company make no guarantees regarding the tax treatment of the Option. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax under Section 409A (as defined below) or Section 457A of the Code or otherwise, and none of the Company, any Affiliate or any of their employees or representatives shall have any liability to the Participant with respect thereto.
22.Compliance with Section 409A. The Company intends that the Option be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest or penalties under Section 409A as a result of the Option. In the event the Option is subject to Section 409A, the Committee may, in its sole discretion, take the actions described in Section 10.1 of the Plan.
* * *

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement.
OLAPLEX Holdings, INC.

By: /s/ JuE Wong
Name: JuE Wong
Title: President & CEO

Agreed and acknowledged as of October 16, 2022:

/s/ Tiffany Walden
Name: Tiffany Walden

EXHIBIT A

Attached.

RESTRICTIVE COVENANTS AGREEMENT
This Restrictive Covenants Agreement (this “Agreement”) is made and effective as of December 31, 2022 (the “Effective Date”) by and among Tiffany Walden (the “Participant”) and Olaplex, Inc. and Olaplex Holdings Corp. (together, the “Company”). Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Penelope Holdings Corp. 2020 Omnibus Equity Incentive Plan (as assumed by Olaplex Holdings, Inc., the “Plan”) and in the Amended and Restated Non-Qualified Stock Option Award Agreement by and between the Company and the Participant, dated as of the date hereof (the “Award Agreement”). The Participant acknowledges that the below restrictions on the Participant’s activities after the Effective Date are necessary to protect the good will, Confidential Information, trade secrets and other legitimate interests of the Company and its Affiliates. Therefore, in consideration of and as an express condition to the continued vesting contemplated under the Award Agreement, and the Participant being granted access to the trade secrets, other Confidential Information and good will of the Company and its Affiliates from time to time at such times as may be determined by the Company, the Participant agrees as follows:
1.Confidentiality.
1.1The Participant agrees that all Confidential Information which the Participant creates or to which the Participant has access at any time as a result of the Participant’s Service and other associations with the Company and its Affiliates is and shall remain the sole and exclusive property of the Company and its Affiliates. The Participant agrees that, except as expressly authorized in writing in advance by a duly authorized officer of the Company, or as required by applicable law, the Participant will never, directly or indirectly, use or disclose any Confidential Information. The Participant understands and agrees that this restriction shall continue to apply after the termination of the Participant’s Service for any reason. Nothing in this Agreement limits, restricts or in any other way affects the Participant’s communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to the governmental agency or entity. The Participant understands that the Participant cannot be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (b) in a complaint or other document filed under seal in a lawsuit or other proceeding; provided, however, that notwithstanding this immunity from liability, the Participant understands that the Participant may be held liable if the Participant unlawfully accesses trade secrets by unauthorized means.
1.2The Participant agrees that all documents, records and files, in any media of whatever kind and description, relating to the business, present or otherwise, of the Company or any of its Affiliates, and any copies, in whole or in part, thereof (the “Documents”), whether or not prepared by the Participant, shall be the sole and exclusive property of the Company. The Participant agrees to safeguard all Documents and to surrender to the Company, at the time the Participant’s Service terminates or at such earlier time or times as a duly authorized officer of the Company may specify, all Documents then in the Participant’s possession or control. The Participant also agrees to disclose to the Company, at the time the Participant’s Service terminates or at such earlier time or times as a duly authorized officer of the Company may specify, all passwords necessary or desirable to obtain access to, or that would assist in obtaining access to, any information which the Participant has password-protected on any computer equipment, network or system of the Company or any of its Affiliates.
2.Assignment of Intellectual Property Rights.
2.1The Participant agrees to promptly and fully disclose all Intellectual Property (as defined below) to the Company. The Participant hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) the Participant’s full right, title and interest in and to all Intellectual Property. The Participant agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including without limitation the execution and delivery of further instruments of assignment or confirmation and the provision of good faith testimony by declaration, affidavit or in-person) requested by the Company to assign the Intellectual Property to the Company (or as otherwise directed by the Company) and to permit the Company to secure, prosecute and enforce any patents, copyrights or other proprietary rights to the Intellectual Property. The Participant will not charge the Company for time spent in complying with these obligations. If the Company is unable, after reasonable effort, to secure the Participant’s signature on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the Participant’s agent and attorney-in-fact, and the Participant hereby irrevocably designates and appoints each executive officer of the Company as the Participant’s agent and attorney-in-fact to execute any such papers on the Participant’s behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect the Company’s rights and interests in any Intellectual Property, under the conditions described in this sentence. If, in the course of the Participant’s Service, the Participant incorporates pre-existing intellectual property the Participant owns or has the ability to license into a Company product, operation, process or service, and such pre-existing intellectual property is not otherwise assigned to the Company, the Participant hereby grants the Company a nonexclusive, fully paid-up, royalty-free, irrevocable, perpetual, transferrable, worldwide license, with the right to sublicense through multiple tiers, to such pre-existing intellectual property, including, without limitation, the rights to use, reproduce, display, perform, promote, create derivative works of, market, distribute, offer for sale and sell, export, permit the online use of or otherwise use such pre-existing intellectual property.
3.Non-Competition and Non-Solicitation.
3.1For a period of five (5) years following the Effective Date (the “Restricted Period”), the Participant shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, in any capacity similar or related to the capacity in which the Participant has been employed or engaged by the Company or any of its Affiliates (or any of their respective predecessors), (i) engage in all or any portion of the Business in any geographic area in which the Company or any of its Affiliates conducts the Business or is actively planning to conduct the Business during the Participant’s Service or, with respect to any portion of the Restricted Period that follows the termination of the Participant’s Service, at the time the Participant’s Service terminates (the “Restricted Area”) or undertake any planning to conduct any Business competitive with the Company or any of its Affiliates in the Restricted Area or (ii) provide services to a distributor or channel partner of the Company or any of its Affiliates. For purposes of this Agreement, the “Business” means the manufacture, production, development, sale, marketing and/or distribution, by any means and through any channel, of liquid or chemical hair care or scalp care products. For the avoidance of doubt, “Business” shall not include the manufacture, production, development, sale, marketing and/or distribution of electronic products, synthetic/human hair extensions, or skin care products (other than scalp care products), and shall not include any business for which hair care and scalp care collectively represent less than 3% of the business’s gross sales and less than $2,500,000 in sales annually and which has no intent to increase its hair care and scalp care sales above these thresholds.
3.2During the Restricted Period, the Participant will not, directly or indirectly, (i) solicit or encourage any customer (other than a retail consumer who is a natural person), vendor, supplier, distributor, channel partner, manufacturer or other business partner (collectively “Business Partners” and each, a “Business Partner”) of the Company or any of its Affiliates to terminate or diminish its relationship with them; or (ii) seek to persuade any such Business Partner, or any prospective Business Partner of the Company or any of its Affiliates, to conduct with anyone else any business or activity which such Business Partner or such prospective Business Partner conducts or could conduct with the Company or any of its Affiliates; provided, however, that, with respect to subsection (ii), these restrictions shall apply (y) only with respect to those Persons who are or have been a Business Partner of the Company or any of its Affiliates at any time within the two (2)-year period immediately preceding the activity restricted by this Section 3.2(ii) or whose business has been solicited on behalf of the Company or any of the Affiliates by any of their officers, employees or agents within such two (2)-year period, other than by form letter, blanket mailing or published advertisement, and (z) only if the Participant has performed work for such Person during the Participant’s Service with the Company or any of its Affiliates or been introduced to, or otherwise had contact with, such Person as a result of the Participant’s Service or other associations with the Company or any of its Affiliates or has had access to Confidential Information which would assist in the Participant’s solicitation of such Person; and provided further that the restrictions contemplated by this Section 3.2 applicable to Business Partners and prospective Business Partners of the Company or any of its Affiliates shall not apply where (A) the Participant did not solicit the Business Partner and (B) any such Business Partner or prospective Business Partner voluntarily chooses to leave its engagement (or abandon its prospective engagement) with the Company or any of its Affiliates, so long as the Participant is otherwise in compliance with the obligations contemplated by this Section 3.
3.3During the Restricted Period, the Participant will not, directly or indirectly, (i) employ or engage, or solicit for employment or engagement, any Person who was employed by the Company or any of its Affiliates at any time within the twelve (12)-month period immediately preceding the activity restricted by this Section 3.3, or (ii) solicit or encourage any independent contractor providing services to the Company or any of its Affiliates to terminate or diminish its relationship with them.

4.Enforcement of Covenants.
In signing this Agreement, the Participant gives the Company assurance that the Participant has carefully read and considered all the terms and conditions of this Agreement. The Participant agrees without reservation that the restraints contained herein are necessary for the reasonable and proper protection of the Company and its Affiliates, and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The Participant further agrees that, were the Participant to breach any of the covenants contained in this Agreement as reasonably determined by the Board of Directors of Olaplex Holdings, Inc. (the “Board”) in its discretion, the damage to the Company and its Affiliates would be irreparable. The Participant therefore agrees that the Company, in addition, and not as an alternative, to any other remedies available to it, shall be entitled to (i) preliminary and permanent injunctive relief against any breach or threatened breach by the Participant of any such covenants, without having to post bond, together with an award of its reasonable attorneys’ fees incurred in enforcing its rights hereunder, and/or (ii) the remedies set forth in Section 4 of the Award Agreement. Prior to making a final determination that the Participant has breached any of the covenants contained in this Agreement, the Board will provide the Participant with written notice of the Board’s belief that the Participant has breached any of the covenants set forth in this Agreement and give the Participant the opportunity to be heard before the Board with the Participant’s legal counsel present. The Company will reimburse the Participant’s reasonable legal fees incurred (A) in connection with such Board appearance, should the Board determine that no breach has occurred, or (B) in disputing the Board’s final determination that a breach has occurred should a court of competent jurisdiction determine, in a final judgment that is not subject to appeal, that no breach has occurred. So that the Company may enjoy the full benefit of the covenants contained herein, the Participant further agrees that the applicable Restricted Period shall be tolled, and shall not run, during the period of any breach by the Participant of any such covenants. The Participant and the Company further agree that, in the event that any provision of this Agreement is determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, that provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law. The Participant specifically recognizes and affirms that the covenants set forth in this Agreement are material and important terms of the Award Agreement into which this Agreement is incorporated, and the Participant’s agreement to enter and comply with these restrictions is an express condition to the continued vesting contemplated under the Award Agreement, and the Participant therefore agrees that in the event that all or any part or application or subsection this Agreement is held or found to be invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction in an action between the Participant and the Company or any of its Affiliates, the Company shall be entitled to the remedies set forth in Section 4 of the Award Agreement. It is also agreed that each of the Company’s Affiliates shall have the right to enforce all of the Participant’s obligations to that Affiliate under this Agreement. The Participant further agrees that the Participant will provide the Company advance written notice by email to the Chief Executive Officer if the Participant intends to accept a new position during the Restricted Period involving hair care or scalp care, no later than five (5) business days prior to commencing such position, indicating the Participant’s anticipated start date and the nature of the position. Finally, no claimed breach of this Agreement or other violation of law attributed to the Company or any of its Affiliates, or change in the nature or scope of the Participant’s Service or other association with the Company or any of its Affiliates, shall operate to excuse the Participant from the performance of the Participant’s obligations hereunder.
5.Definitions.
For purposes of this Agreement, the following definitions apply:
“Affiliates” means all persons and entities directly or indirectly controlling, controlled by or under common control with a Person, where control may be by management authority, equity interest or otherwise.
“Confidential Information” means any and all information of the Company or any of its Affiliates (or any of their predecessors) that is not generally available to the public. Confidential Information also includes any information received by the Company or any of its Affiliates (or any of their predecessors) from any Person with any understanding, express or implied, that it will not be disclosed. Confidential Information does not include information that enters the public domain, other than through the Participant’s breach of the Participant’s obligations under this Agreement.
“Intellectual Property” means inventions, discoveries, designs, developments, formulae, improvements, methods, processes, procedures, plans, projects, specifications, systems, techniques, strategies, information, algorithms compositions, know-how, works, concepts and ideas, or modifications or derivatives of any of the foregoing (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by the Participant (whether alone or with others, whether or not during normal business hours or on or off Company premises) during the Participant’s Service that relate either to the business of the Company or any of its Affiliates, or to any prospective activity of the Company or any of its Affiliates or that result or resulted from any work performed by the

Participant for the Company or any of its Affiliates or that make or made use of Confidential Information or any of the equipment or facilities of the Company or any of its Affiliates.
“Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust or any other entity or organization.
6.Compliance with Other Agreements and Obligations.
The Participant represents and warrants that the Participant’s Service and the execution and performance of this Agreement will not breach or be in conflict with any other agreement to which the Participant is a party or is bound, and that the Participant is not now subject to any covenants against competition or similar covenants or other obligations to third parties or to any court order, judgment or decree that would affect the performance of the Participant’s obligations hereunder or the Participant’s duties and responsibilities to the Company. The Participant will not disclose to or use on behalf of the Company or an Affiliate, or induce the Company or any of its Affiliates to possess or use, any confidential or proprietary information of any previous employer or other third party without that party’s consent.
7.Entire Agreement; Severability; Modification.
The restrictive covenants contained in this Agreement are in addition to, and do not supersede, any restrictive covenants (including, without limitation, any non-competition, non-solicitation, no-hire, confidentiality, non-disparagement and/or intellectual property assignment provisions) by which the Participant is bound under any other agreement between the Participant and the Company or any of its Affiliates. The restrictive covenants contained in this Agreement will, in accordance with their terms, survive any termination of the Participant’s Service, and any expiration, cancellation, rescission, withholding or other limitation or restriction on any Options. The provisions of this Agreement are severable. This Agreement may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by the Participant and an expressly authorized officer of the Company. Provisions of this Agreement shall survive any termination if so provided in this Agreement or if necessary or desirable to accomplish the purpose of other surviving provisions.
8.Assignment.
Neither the Company nor the Participant may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other; provided, however, the Company may assign its rights and obligations under this Agreement without the Participant’s consent to one of its Affiliates or to any Person with whom the Company shall hereafter effect a reorganization, consolidate or merge, or to whom the Company shall hereafter transfer all or substantially all of the properties or assets related to the business for which the Participant works. This Agreement shall inure to the benefit of and be binding upon the Participant and the Company, and each of their respective successors, executors, administrators, heirs and permitted assigns.
9.Choice of Law.
This is a Nevada contract and shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to any conflict of laws principles that could result in the application of the laws of another jurisdiction. The Participant agrees to submit to the exclusive jurisdiction of a court of competent jurisdiction in Clark County, Nevada in connection with any dispute arising out of this Agreement, and agree that any such dispute shall be brought and maintained solely in such courts.

[Signature Page Follows]

Intending to be legally bound hereby, the Participant has signed this Agreement as of the day and year written below.

Signature: /s/ Tiffany Walden
Printed Name: Tiffany Walden
Date: October 16, 2022

Acknowledged and agreed:

OLAPLEX HOLDINGS, INC.

By: /s/ JuE Wong
Name: JuE Wong
Title: President & CEO

OLAPLEX, INC.

By: /s/ JuE Wong
Name: JuE Wong
Title: President & CEO

EXHIBIT B

NOTICE OF EXERCISE

Olaplex Holdings, Inc.
[INSERT ADDRESS]
Attention: General Counsel Date of Exercise: _________________

Ladies & Gentlemen:

1.Exercise of Option. This constitutes notice to Olaplex Holdings, Inc. (the “Company”) that pursuant to my Amended and Restated Nonqualified Stock Option Award Agreement, dated _________________ (the “Award Agreement”), I elect to purchase the number of Shares set forth below and for the price set forth below. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such term in the Award Agreement. By signing and delivering this notice to the Company, I hereby acknowledge that I am the holder of the Options exercised by this notice and have full power and authority to exercise the same.

Number of Options being exercised: __________________________________

Grant Date: ______________________________________

Shares to be issued in name of: ______________________________________

Total exercise price of the Options: ___________________________________

2.Delivery of Payment.

a.I elect to pay the full exercise price of my Options being exercised as follows (select one):

☐ In cash or its equivalent.

☐ If permitted by the Committee, by reducing the number of Shares otherwise deliverable upon the exercise of the Options by the number of Shares having a fair market value equal to the Option Price.

b.I elect to pay the full amount of withholding taxes determined by the Company to be due in connection with the exercise of my Options as follows (select one, if applicable):

☐ In cash or its equivalent.

☐ If permitted by the Committee, by reducing the number of Shares otherwise deliverable upon the exercise of the Options by the number of Shares having a fair market value equal to the amount of all withholding taxes determined by the Company to be due in connection with such exercise.

3.Rights as Stockholder. While the Company shall endeavor to process this notice in a timely manner, I acknowledge that until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) and my satisfaction of any other conditions imposed by the Committee pursuant to the Plan or set forth in the Award Agreement, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such Shares, notwithstanding the exercise of my Options. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance of the Shares.

4.Interpretation. Any dispute regarding the interpretation of this notice shall be submitted promptly by me or by the Company to the Committee. The resolution of such a dispute by the Committee shall be final and binding on all parties.

5.Entire Agreement. The Plan and the Award Agreement under which the Options were granted are incorporated herein by reference, and together with this notice constitute the entire agreement of the parties with respect to the subject matter hereof.

Very truly yours,

____________________________________